                                ESCROW AGREEMENT


          THIS ESCROW AGREEMENT made as of this 4th day of May, 1998, by and among Identity Group, Inc., a Tennessee corporation ("Identity"), Geographics, Inc., a Wyoming corporation ("Geographics"), U.S. Bank National Association, a national banking association (the "Bank") and Lawyers Title Insurance Corporation, a Virginia corporation, as escrow agent (the "Escrow Agent").

                                 WITNESSETH

          WHEREAS, Identity, Geographics and the Bank have entered into that certain Amended and Restated Asset Purchase Agreement, dated as of May 4, 1998 (the "Agreement"); and

          WHEREAS, pursuant to the Agreement, Identity has agreed to place $200,000 in escrow, and Escrow Agent has agreed to accept, hold and disburse such funds under the terms and conditions set forth herein;

          WHEREAS, capitalized terms used herein but not otherwise defined, shall have the meanings ascribed to such terms in the Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound, the parties hereto agree as follows:

          1. APPOINTMENT OF ESCROW AGENT AND ACCEPTANCE BY ESCROW AGENT. Identity, the Bank and Geographics hereby appoint Escrow Agent to serve as escrow agent for purposes of the Agreement and Escrow Agent hereby accepts the appointment as escrow agent hereunder and agrees to act on the terms and conditions hereinafter set forth.

          2. ESCROW FUND. Identity shall deliver or cause to be delivered to Escrow Agent $200,000 pursuant to and subject to the terms and conditions of the Agreement, and upon receipt of such amounts Escrow Agent shall acknowledge receipt of such amounts and agrees to hold and disburse said amounts and interest and income earned thereon (collectively, the "Escrow Fund") in accordance with the terms and conditions of this Escrow Agreement and for the uses and purposes stated herein.

          3. INVESTMENT. Escrow Agent shall, pending the disbursement of the Escrow Fund pursuant to this Escrow Agreement, invest the Escrow Fund in a money market account, unless and until otherwise instructed by Identity, the Bank and Geographics.

          4. RIGHTS AND RESPONSIBILITIES OF ESCROW AGENT. The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Escrow Agreement hereby agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities.

               (a) The Escrow Agent shall act hereunder as a depositary only, and it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow Agent or any asset deposited with it.

               (b) The Escrow Agent shall be protected in acting upon written instructions from Identity, the Bank and Geographics if it, in good faith, believes such written instructions to be genuine and what they purport to be.

               (c) The Escrow Agent shall not be liable for any error of judgment or for any action taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

               (d) The Escrow Agent may confer with legal counsel, including its own in-house counsel, in the event of any dispute or question as to the construction of any of the provisions hereof, or its legal duties hereunder, and Escrow Agent shall incur no liability and it shall be fully protected in acting in accordance with the written opinions of such counsel.

               (e) Identity, the Bank and Geographics agree to indemnify the Escrow Agent and hold it harmless from and against any loss, liability, expenses (including, without limitation, reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for the gross negligence or willful misconduct of the Escrow Agent (provided that if either Identity, the Bank or Geographics pay more than one-third of the total amount of the foregoing, the party paying in excess of one-third shall have a right of contribution from the other two parties such that the parties each pay one-third of such amount). These indemnities shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

               (f) The Escrow Agent shall have no duties except those specifically set forth in this Escrow Agreement. This Escrow Agreement represents the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes any and all other and prior agreements between them.

               (g) The Escrow Agent shall have the right at any time it deems appropriate to seek an adjudication in a court of competent jurisdiction as to the respective rights of the parties hereto and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to court.

               (h) The fee of the Escrow Agent for its services hereunder shall be paid equally by Identity and the Bank in accordance with the standard schedule of charges in effect when services are rendered. Such schedule will be furnished upon request.

               (i) In addition to the fee described in paragraph 4(h), the Escrow Agent shall be entitled to reimbursement for all reasonable expenses, disbursements or advances made by it in the performance of its duties hereunder, including reasonable counsel and court costs, pursuant to paragraph 4(d). Identity and the Bank shall each pay one-half of such expenses.

          5. CLAIMS. The Escrow Fund will be held in escrow by the Escrow Agent until the satisfaction of Sections 5 and 6.

               (a) Identity may make one or more claims against the Escrow Fund following the Closing under the following circumstances and in accordance with the procedures outlined on Schedule 8.16 to the Agreement (each, a "Claim"):

                    (i) for the amount of any liabilities of Geographics which Identity has been required to pay after the Closing and which were not assumed by Identity pursuant to the Agreement;

                    (ii) for the amount of all costs, liabilities and expenses associated with any customer returns of goods shipped prior to the Closing and not reimbursed by Geographics to Identity;

                    (iii) for the amount of any damages incurred by Identity (net of insurance proceeds received by Identity) as a result of any breach by Geographics of its covenants in the Agreement;

                    (iv) for the amount of any damages incurred by Identity as a result of Geographics' failure to comply with any applicable bulk sales law;

                    (v) for the amount of any customer rebates earned prior to the Closing and charged to Identity; and

                    (vi) for the amount of any customer credits awarded by Geographics prior to the Closing;

provided, however, that (x) Escrow Agent need not inquire into or consider whether a claim complies with the requirements of the Agreement, and (y) any Claims pursuant to clauses (i), (iii) and (iv) above shall be subject to the $25,000 deductible amount referred to in Section 8.1(a) of the Agreement. Notwithstanding anything contained herein, under no circumstances will returns of SKUs added to plan-o-grams of major customers since October 1997 be deducted from the Escrow Fund.

               (b) Upon the termination of this Escrow Agreement any amounts due to Identity for any customer orders which are received by Geographics electronically or otherwise prior to the conversion of customer orders as contemplated in Section 8.14 of the Agreement and which have not been paid to Identity shall be paid to Identity from the Escrow Fund. Identity shall reimburse Geographics for any returns or credits with respect to such orders that occur after the termination of this Escrow Agreement and for the amount of any customer payments subsequently received by Identity which relate to orders for which Identity has been paid from the Escrow Fund.

               (c) Notwithstanding anything to the contrary contained herein, Identity and Geographics shall comply with the additional procedures and plans of action specified on Schedule 8.16 to the Agreement in connection with the treatment of transactions occurring subsequent to April 27, 1998 and to the extent that the terms of this Escrow Agreement conflict with such
Schedule 8.16, Schedule 8.16 shall control.

          6.   DISBURSEMENTS.  (a) Notwithstanding anything contained in
Section 5, the Escrow Fund will be immediately paid to Identity by the Escrow Agent in the event that the Closing does not occur due to a breach by the Bank and/or Geographics of its respective covenants or agreements under the Agreement or under the Core Business Collateral Surrender and Foreclosure Agreement dated May 4, 1998 by and between the Bank and Geographics (the

"Collateral Surrender Agreement") or a failure of the Bank or Geographics to satisfy any conditions precedent to Identity's obligation to consummate the transactions contemplated under the Agreement. Additionally, the Escrow Fund will be immediately paid to the Bank by the Escrow Agent in the event that the Closing does not occur due to a breach by Identity of its covenants or agreements under the Agreement or a failure of Identity to satisfy any conditions precedent to Geographics' or the Bank's obligation to consummate the transactions contemplated under the Agreement which is not cured within a reasonable time.

               (b) From time to time on or before a date which is 90 days after the Closing, Identity may give a notice (a "Notice") to the Bank, Geographics and Escrow Agent specifying in reasonable detail the nature and dollar amount of any Claim it may have under the Agreement. If Geographics or the Bank gives a notice to Identity and Escrow Agent disputing any Claim (a "Counter Notice") within 10 days following receipt by Escrow Agent of the Notice regarding such Claim, Escrow Agent shall proceed as provided in
Section 6(c) below. If no Counter Notice is received by Escrow Agent within such 10-day period with respect to a Claim, then the dollar amount of Identity's Claim as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Agreement and, at the end of such 10-day period, Escrow Agent shall pay to Identity the dollar amount claimed in the Notice from (and only to the extent of) such Escrow Fund.

               (c) If a Counter Notice is given with respect to a Claim, Escrow Agent shall make payment with respect thereto only in accordance with
(i) joint written instructions of Identity, the Bank and Geographics, (ii) a final non-appealable order of a court of competent jurisdiction, or (iii) an arbitrator's decision. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

               (d) Unless sooner terminated by distribution of the entire Escrow Fund, on the earlier of (i) the date that is 90 days after the Closing Date or (ii) termination of the Agreement pursuant to Section 10 thereof, the Escrow Agent shall pay and distribute the then amount of the Escrow Fund to the Bank (including any interest earned thereon) unless the Closing has occurred and any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to the Bank) until it receives joint written instructions of Identity, the Bank and Geographics, a final non-appealable order of a court of competent jurisdiction or an arbitrator's decision. If the Agreement is terminated pursuant to Section 12 thereof, except termination due to a material breach by Identity, the entire Escrow Fund (including interest earned thereon) will be promptly returned to Identity by the Escrow Agent.

          7. DISPUTE. In the event that there shall be any disagreement between Identity, the Bank and Geographics or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Escrow Agreement, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to so refrain from acting until Escrow Agent has received a non-appealable court order from a court of competent jurisdiction or a final decision by an arbitrator directing the disposition of such property, or until it has received appropriate written instructions signed by Identity, the Bank and Geographics. Any dispute arising between Identity, the Bank and Geographics in connection with the terms of this Escrow Agreement shall be subject to arbitration in accordance with Section 11.14 of the Agreement.

          8. INCOME. All income, including interest, earned on the Escrow Fund deposited hereunder (hereinafter called the "Income") shall be added to and held in the escrow account created hereunder.

          9. TAX IDENTIFICATION NUMBER. All interest accrued in the Escrow Fund shall be for the account of the Bank unless required to satisfy Claims.

          10. INDEMNIFICATION AS TO TAXES, PENALTIES AND INTEREST. Identity shall indemnify and hold harmless the Escrow Agent against and in respect of any liability for taxes and for any penalties or interest in respect of taxes attributable to the investment of funds held in escrow by the Escrow Agent pursuant to this Escrow Agreement (provided, that if Identity pays any such taxes, penalties or interest to Escrow Agent, Geographics and the Bank shall reimburse Identity for one-third of such amounts, respectively).

          11. AMENDMENT. This Escrow Agreement may not be amended or supplemented and no provision hereof may be modified or waived, except by an instrument in writing, signed by all of the parties hereto.

          12. TERMINATION. The purpose of this Escrow Agreement and the terms hereof shall terminate on the earlier of (a) the proper disbursement or release of the entire Escrow Fund by the Escrow Agent in accordance with the terms hereof, (b) receipt by the Escrow Agent of written unanimous consent signed by Identity, the Bank and Geographics hereto or (c) receipt by Escrow Agent of a non-appealable court order from a court of competent jurisdiction in accordance with Section 7 hereof. Upon the termination of this Escrow Agreement and upon the delivery of all or any portion of the Escrow Funds by the Escrow Agent, in accordance with the terms hereof, the Escrow Agent shall be relieved of any and all further obligations hereunder.

          13. EXECUTION IN COUNTERPARTS AND BY FACSIMILE. This Escrow Agreement may be executed in several counterparts and by facsimile, each of which counterparts and facsimiles shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

          14. MISCELLANEOUS. All covenants and agreements contained in this Escrow Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns, as the case may be, and all references to such parties herein shall be deemed to also refer to any successors, assigns, heirs, administrators and legal representatives of said parties, as the case may be. The headings in this Escrow Agreement are for convenience of reference only and shall neither be considered as part of this Escrow Agreement, or limit or otherwise affect the meaning hereof. This Escrow Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

          15. NOTICES. All instructions, notices and other communications hereunder must be in writing and shall be deemed to have been duly given if
(i) delivered by hand or (ii) delivered by facsimile (confirmed in writing) or (iii) mailed by recognized domestic and international courier express service, in each case with charges and postage prepaid and addressed as follows (or such other address provided pursuant to a valid notice hereunder):

               (a)  If to Identity:

                    Identity Group, Inc.
                    1480 Gould Drive
                    Cookeville, TN 38506
                    Attn:  Donald J. Polak

                    Phone:  931-432-4000
                    Facsimile:  931-432-6477

               (b)  If to Geographics:

                    Geographics, Inc.
                    1555 Odell Road
                    P.O. Box 1750
                    Blaine, WA 98231
                    Attn:  Ronald S. Deans

                    Phone:  360-332-6711
                    Facsimile:  360-332-6352

               (c)  If to the Bank:

                    U.S. Bank National Association
                    Attention:  Roger Lundeen
                    Special Assets Group
                    U.S. Bank National Association
                    111 Southwest 5th Avenue, Suite 810
                    Portland, OR 97208

                    Phone:  (503) 275-6756
                    Facsimile:  (503) 275-5923

               (d)  If to the Escrow Agent:

                    Lawyers Title Insurance Corporation
                    Frick Building
                    Grant Street
                    Pittsburgh, PA 15219
                    Attn:  Alfred V. Watterson, Jr., Esquire

                    Phone:  412-261-6410
                    Facsimile:  412-261-1160

          IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.


                              IDENTITY GROUP, INC.


                              By: /s/ Donald J. Polak
                                  -------------------------------------------
                              Title: President/CEO
                                     ----------------------------------------


                              GEOGRAPHICS, INC.


                              By:
                                  -------------------------------------------
                              Title:
                                     ----------------------------------------


                              U.S. BANK NATIONAL ASSOCIATION


                              By:
                                  -------------------------------------------
                              Title:
                                     ----------------------------------------


                              LAWYERS TITLE INSURANCE
                              CORPORATION, as Escrow Agent


                              By:
                                  -------------------------------------------
                              Title:
                                     ----------------------------------------